UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005 (June 30, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 NE Interstate 49

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, OMNI Energy Services Corp. (“OMNI”) and Rotorcraft Leasing Company, L.L.C. (“Buyer”), entered into an Asset Purchase Agreement (the “Agreement”) with respect to OMNI’s aircraft leasing division that operates under the trade name “OMNI Aviation Services”.

Subject to the terms and conditions of the Agreement, the Buyer will purchase, for $11 million, twenty-one aircraft named in the Agreement and certain related assets owned by OMNI. Completion of the transaction is conditioned upon (1) OMNI’s receipt of written consent from its senior lenders, General Electric Capital Corporation and Webster Business Credit Corporation and (2) approval from the financing provider for the Buyer.

The Agreement is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Asset Purchase Agreement dated June 30, 2005 by and between OMNI Energy Services Corp. and Rotorcraft Leasing Company, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.
Dated: July 1, 2005
	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President